SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of February 5, 2008, among BERRY PLASTICS CORPORATION (or its successor) (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”), CAPTIVE HOLDINGS, INC., CAPTIVE PLASTICS, INC., CAPLAS NEPTUNE, LLC, CAPLAS LLC, and GRAFCO INDUSTRIES LIMITED PARTNERSHIP (each, a “New Guarantor” and collectively, the “New Guarantors”).

W I T N E S S E T H :

WHEREAS, the Company (as successor to Covalence Specialty Materials Corp.) and certain Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”) dated as of February 16, 2006, providing for the issuance of 10¼% Senior Subordinated Notes due 2016 (the “Securities”) in the aggregate principal amount of $265,000,000;

WHEREAS, the Company has entered into that certain Stock Purchase Agreement dated as of December 21, 2007, among Captive Holdings, Inc., Captive Holdings, LLC and the Company, as amended from time to time (the “Stock Purchase Agreement”) pursuant to which the Company purchased (the “Stock Purchase”) all of the issued and outstanding capital stock of Captive Holdings, Inc.;

WHEREAS, upon the effectiveness of the Stock Purchase, each New Guarantor shall be a Restricted Subsidiary of the Company;

WHEREAS, Section 4.11 of the Indenture provides that the Company shall cause each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any indebtedness of the Company or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Securities;

WHEREAS, as of the date hereof, each New Guarantor will guarantee indebtedness of the Company under the following agreements: (i) the Senior Secured Bridge Loan Credit Agreement dated as of February 5, 2008, among the Company, the Lenders party hereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and the other financial institutions party thereto; (ii) the Amended and Restated Revolving Credit Agreement dated as of April 3, 2007 among the Company, Berry Plastics Group, Inc. (“Holdings”), certain domestic subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time, Bank of America, N.A., as Collateral Agent and Administrative Agent and the other financial institutions party thereto, (iii) the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007, among the Company, Holdings, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as Collateral Agent and Administrative Agent and the other financial institutions party thereto, (iv) the indenture dated as of September 20, 2006 between the Company and Wells Fargo Bank, N.A., as trustee (as amended, supplemented or otherwise modified from time to time), providing for the issuance of the Company’s 8 7/8 % Second Priority Senior Secured Fixed Rate Notes due 2014 in the aggregate principal amount of $525,000,000 and Second Priority Senior Secured Floating Rate Notes due 2014 in the aggregate principal amount of $225,000,000, and (v) the indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of September 20, 2006 (as amended, supplemented or otherwise modified from time to time), providing for the issuance of the Company’s 11% Senior Subordinated Notes due 2016 in the aggregate principal amount of $425,000,000, and therefore is required to guarantee payment of the Securities;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Definitions.  Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Agreement to Guarantee.  Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices.  All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE NEW GUARANTORS:

CAPTIVE HOLDINGS, INC.
CAPTIVE PLASTICS, INC.
CAPLAS NEPTUNE, LLC
CAPLAS LLC

By: /s/  Jeffrey Thompson________
Name: Jeffrey Thompson
Title: Authorized Signatory

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By: Caplas Neptune, LLC
       its General Partner

       By: /s/  Jeffrey Thompson________
      Name: Jeffrey Thompson
      Title: Authorized Signatory

BERRY PLASTICS CORPORATION

By:/s/  Jeffrey Thompson___________
Name: Jeffrey Thompson
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:      /s/  Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President